750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

SECOND QUARTER 2009 FINANCIAL RESULTS

•	Revenue of $30.6 million increases 26% on a year-over-year basis

•	Non-GAAP operating margin of 21% drives non-GAAP EPS of $0.12

BRIDGEWATER, NJ – July 30, 2009 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leading global provider of on-demand transaction management software platforms, today announced financial results for the second quarter 2009.

Stephen G. Waldis, President and Chief Executive Officer of Synchronoss, said, “The on-boarding of new programs and customers onto Synchronoss’ industry leading, on-demand transaction management platform led to revenue and profitability that were at or above the high-end of our expectations for the second quarter.” Waldis added, “We continue to advance our early stage initiatives with AT&T and expand our account presence with a number of Tier 1 cable MSO’s. We are also advancing our strategy of establishing ConvergenceNow® Plus+ as the platform of choice for managing transactions associated with emerging devices.”

For the second quarter of 2009, Synchronoss reported net revenues of $30.6 million, an increase of 26% compared to $24.3 million in the second quarter of 2008. Gross profit, including the impact of fair value stock-based compensation expense, was $15.4 million in the second quarter of 2009. Income from operations, in accordance with generally accepted accounting principles (“GAAP”), was $4.5 million, including $2.0 million of fair value stock-based compensation expense. Based on an effective tax rate of 42.1% in the second quarter of 2009, GAAP net income was $2.6 million and GAAP diluted earnings per share was $0.08, consistent with the second quarter of 2008.

Non-GAAP gross profit for the second quarter of 2009 was $15.9 million, representing a non-GAAP gross margin of 52%. Non-GAAP income from operations, which excludes fair value stock-based compensation expense, was $6.5 million in the second quarter of 2009, representing a non-GAAP operating margin of 21.2%. Non-GAAP net income in the second quarter of 2009 was $3.7 million, leading to non-GAAP diluted earnings per share of $0.12, compared to $0.11 in the second quarter of 2008.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Synchronoss had cash, cash equivalents, and marketable securities of $79.5 million at June 30, 2009, an increase of approximately $5.1 million compared to the end of the previous quarter.

“During the second quarter of 2009, our gross margin expanded by several percentage points compared to last quarter, predominantly due to the mix of transactions in the quarter,” said Lawrence R. Irving, Chief Financial Officer and Treasurer. “We continue to expect gross margins in the low 50% range for the full year of 2009 as a result of the growing number of early stage programs we are on-boarding, as well as new opportunities we are pursuing. We expect to leverage these up-front investments and improve margins over time, as we have demonstrated in the past.”

Other Second Quarter 2009 Business Highlights:

•	Business related to AT&T represented 66% of total revenue in the second quarter, compared to 63% in the previous quarter and 67% in the year ago quarter. Business outside of the AT&T relationship represented approximately 34% of total revenue in the second quarter, compared to 37% in the previous quarter and 33% in the year ago quarter.

•	Announced the expansion of the Synchronoss ConvergenceNow® Plus+ platform to include an On-Device Activation Wizard™. The platform enhancements provide an automated, easy to use, wizard driven “grab-and-go” activation process. This allows consumers who purchase any type of emerging device the ability to complete the activation process and be on a wireless network in a matter of minutes.

•	Announced that Synchronoss has partnered with Xandros, the leader in providing seamless Windows-Linux interoperability and open source netbook software solutions. Together, the companies offer the first single-source solution to automate the activation and provisioning of netbook devices on 3G and 4G wireless networks.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, at 4:30 p.m. (EDT) to discuss the company’s financial results. To access this call, dial 866-788-0541 (domestic) or 857-350-1679 (international). The pass code for the call is 63526170. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s website .

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 84333538. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s website, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude fair value stock-based compensation expense for the three and six months ended June 30, 2009.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the leading global provider of on-demand transaction management software platforms. Synchronoss automates subscriber activation, order management and service provisioning for any device type, across any communication service, from any channel. The company’s ConvergenceNow® and ConvergenceNow® Plus+ technology platforms automate a wide variety of transactions across multiple delivery channels and networks, enabling service providers, cable operators and device manufacturers to address back-office fragmentation, growth, and changing technologies while delivering an improved customer experience at lower costs. For more information, please visit www.synchronoss.com.

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$73,200	$72,203
Marketable securities	2,565	2,277
Accounts receivable, net of allowance for doubtful accounts of $255 and $193 at June 30, 2009 and December 31, 2008, respectively	27,200	25,296
Prepaid expenses and other assets	5,271	3,337
Deferred tax assets	1,051	1,065

Total current assets	109,287	104,178
Marketable securities	3,705	4,283
Property and equipment, net	24,956	17,280
Goodwill	6,652	6,862
Intangible assets, net	3,234	3,580
Deferred tax assets	8,476	8,505
Other assets	691	631

Total assets	$157,001	$145,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,616	$2,838
Accrued expenses	3,142	8,640
Lease Financing Obligation — Current	268	—
Deferred revenues	2,870	1,452

Total current liabilities	12,896	12,930
Lease Financing Obligation — Long Term	8,766	6,685
Other liabilities	1,359	1,366
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at June 30, 2009 and December 31, 2008	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 33,002 and 32,878 shares issued; 31,002 and 30,878 outstanding at June 30, 2009 and December 31, 2008, respectively	3	3
Treasury stock, at cost (2,000 shares at June 30, 2009 and December 31, 2008)	(23,713)	(23,713)
Additional paid-in capital	112,788	107,895
Accumulated other comprehensive income	153	66
Retained earnings	44,749	40,087

Total stockholders’ equity	133,980	124,338

Total liabilities and stockholders’ equity	$157,001	$145,319

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net revenues	$30,554	$24,315	$60,107	$53,425
Costs and expenses:
Cost of services (1)*	15,190	11,865	30,389	25,272
Research and development (1)	3,000	2,388	6,116	4,810
Selling, general and administrative (1)	5,588	4,861	11,657	10,128
Depreciation and amortization	2,270	1,480	4,110	2,945

Total costs and expenses	26,048	20,594	52,272	43,155

Income from operations	4,506	3,721	7,835	10,270
Interest and other income	153	636	352	1,493
Interest expense	(245)	(9)	(296)	(19)

Income before income tax expense	4,414	4,348	7,891	11,744
Income tax expense	(1,857)	(1,793)	(3,229)	(4,883)

Net income	$2,557	$2,555	$4,662	$6,861

Net income per Common share:
Basic	$0.08	$0.08	$0.15	$0.21

Diluted	$0.08	$0.08	$0.15	$0.21

Weighted-average common shares outstanding:
Basic	30,769	32,400	30,722	32,465

Diluted	31,378	33,050	31,289	33,202

* Cost of services excludes depreciation which is shown separately.
(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$564	$322	$993	$624
Research and development	211	211	334	341
Selling, general and administrative	1,189	1,116	2,551	2,306

Total fair value stock-based compensation expense	$1,964	$1,649	$3,878	$3,271

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$4,506	$3,721	$7,835	$10,270
Add: Fair value stock-based compensation	1,964	1,649	3,878	3,271

Non-GAAP income from operations	$6,470	$5,370	$11,713	$13,541

GAAP net income attributable to common stockholders	$2,557	$2,555	$4,662	$6,861
Add: Fair value stock-based compensation, net of tax	1,138	970	2,292	1,910

Non-GAAP net income	$3,695	$3,525	$6,954	$8,771

Diluted non-GAAP net income per share	$0.12	$0.11	$0.22	$0.26

Shares used in per share calculation	31,378	33,050	31,289	33,202

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months ended June 30,
	2009	2008
Operating activities:
Net income	$4,662	$6,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,110	2,944
Deferred income taxes	112	(96)
Non-cash interest on leased facility	226	—
Stock-based compensation	3,945	3,369
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(1,905)	4,399
Prepaid expenses and other current assets	(1,711)	(4,069)
Other assets	150	(65)
Accounts payable	3,778	(833)
Accrued expenses	(5,497)	(2,611)
Tax benefit from stock option exercise	(215)	(1,128)
Other liabilities	(77)	19
Deferred revenues	1,418	670

Net cash provided by operating activities	8,996	9,460
Investing activities:
Purchases of fixed assets	(9,324)	(1,805)
Purchases of marketable securities available for sale	(1,165)	(2,755)
Sale of marketable securities available for sale	1,542	1,780

Net cash used in investing activities	(8,947)	(2,780)
Financing activities:
Proceeds from the exercise of stock options	733	723
Excess tax benefit from stock option exercise	215	1,128
Repurchase of common stock	—	(10,444)

Net cash provided by (used in) financing activities	948	(8,593)

Net increase (decrease) in cash and cash equivalents	997	(1,913)
Cash and cash equivalents at beginning of year	72,203	92,756

Cash and cash equivalents at end of period	$73,200	$90,843

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com
or
Media:
Stacie Hiras, 908-547-1260
stacie.hiras@synchronoss.com